Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ball Corporation 401(k) and Employee Stock Ownership Plan
Broomfield, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-37548, 33-32393, 333-84561, 333-67284, 333-150457 and 333-24061) of Ball Corporation of our report dated June 23, 2016, relating to the financial statements and supplemental schedule of Ball Corporation 401(k) and Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ Anton Collins Mitchell LLP
Anton Collins Mitchell LLP
Denver, Colorado
June 23, 2016

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-150457 on Form S-8 of our report dated June 26, 2015, with respect to the statement of net assets available for benefits as of December 31, 2014 and the statement of changes in net assets available for benefits for the year then ended appearing in this Annual Report on Form 11-K of Ball Corporation 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2015.

/s/ CliftonLarsonAllen LLP
CliftonLarsonAllen LLP
Greenwood Village, Colorado
June 23, 2016